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Exhibit 99.1

FindWhat.com, Inc.	News Release

Espotting Contact:	FindWhat.com Contact:	FindWhat.com Publicist:
Chrys Philalithes	Karen Yagnesak	Ian Gertler – Symplegades Inc.
+44 (0)20 7539 0500	239.561.7229	631.680.0956
marketing@espotting.com	KarenY@FindWhat.com	Ian.Gertler@Symplegades.com

SEB BISHOP JOINS FINDWHAT.COM, INC.’S BOARD OF DIRECTORS

FORT MYERS, FL AND LONDON – September 14, 2004 – FINDWHAT.COM, INC. (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services, today announced the addition of Seb Bishop to its board of directors.

Mr. Bishop was co-founder of Espotting Media, and currently serves as senior vice president. Espotting merged with FindWhat.com on July 1, 2004 to create the largest independent global paid listings provider. Mr. Bishop oversees all marketing and communication activity for the global FindWhat.com group, which has relationships with over 100,000 online businesses across three continents.

Mr. Bishop co-founded the award-winning Espotting in February 2000. In four and a half years, Espotting grew from a two-person start-up to a pan-European company with over 200 team members, and has been recognized with several prestigious awards, including Tornado Insider 2003, ”Best Achievement” Award, and Search Engine Watch 2002, ”Best European Paid Placement Service.” Prior to Espotting, Mr. Bishop was a senior art director at a number of leading advertising agencies including Rainey Kelly Campbell Rolfe/Y&R and Publicis. He created the award-winning campaign that launched Coca-Cola in Russia as well as campaigns for some of the world’s most famous brands including Virgin, Diet Coke, HP, Renault and Nintendo. Mr. Bishop has been the recipient of numerous accolades from publications such as the Financial Times, Campaign, Media Week and Media & Marketing Europe, which recognize his achievements in the new media and advertising industries. Mr. Bishop’s biography can be found at: http://www.FindWhat.com/content/about/board_bios.asp.

“We are delighted that Seb is joining our board,” stated Craig Pisaris-Henderson, chairman and CEO of FindWhat.com. “He combines business acumen with creativity in a way that yields powerful results, which makes him the ideal person to head up the marketing and communication initiatives for the whole FindWhat.com, Inc. group.”

“Now that Espotting and FindWhat.com have merged, I am excited about joining the board and the challenge ahead – working to create the most widely recognised global B2B brand for the services we offer,” commented Seb Bishop.

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About FindWhat.com®, Inc.

FindWhat.com, Inc. creates and offers proprietary performance-based marketing and commerce enabling services that help businesses of all sizes throughout the business cycle in reaching prospects, converting prospects to customers and then retaining those customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click and pay-per-call (U.S. only), keyword-targeted advertising service. FindWhat.com offers this service directly to advertisers through the FindWhat.com Network™ in the U.S., the Espotting Network in Europe and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. FindWhat.com also operates a merchant services division which includes Miva®, a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customisable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. Additionally, FindWhat.com has a primary traffic division, currently offered through Comet Systems, a leading provider of connected desktop consumer software. More information on FindWhat.com is available on the Company’s website at http://www.FindWhat.com.

About Espotting

Espotting is one of Europe’s leading paid listings providers and a division of FindWhat.com, Inc. (NASDAQ: FWHT). Espotting operates an online marketplace where advertisers bid against each other for prominence within paid listings that Espotting delivers across its network, with advertisers only paying for traffic delivered to their websites. Espotting advertisers include British Airways, Norwich Union Direct, eBay and Lastminute.com.

Espotting distributes its paid listings through a diverse network of partners. Partners include Europe’s leading websites, search engines and directories, as well as hundreds of vertically focused web publishers.

Espotting’s recent merger with FindWhat.com has created the largest independent global paid listings provider, delivering millions of targeted prospects to its clients each day. The company has relationships with over 100,000 online businesses across three continents. More information about Espotting is available on its website at http://www.espotting.com.

Forward Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2003 and the most recently filed quarterly report on Form 10-Q. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.

®Registered trademark of FindWhat.com
™Trademark of FindWhat.com

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